21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2022

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.Change in Control Registrant

As of the date of his passing on August 19, 2022, Edward K. Christian held approximately 65% of the combined voting power of the Company’s Common Stock based on Class B Common Stock generally being entitled to ten votes per share. As a result, Mr. Christian was generally able to control the vote on most matters submitted to the vote of stockholders and, therefore, was able to direct our management and policies, except with respect to (i) the election of the two Class A directors, (ii) those matters where the shares of our Class B Common Stock are only entitled to one vote per share, and (iii) other matters requiring a class vote under the provisions of our certificate of incorporation, bylaws or applicable law.

Mr. Christian’s passing and the resultant transfer of his Class B shares into an estate planning trust results in an automatic conversion of each Class B Share he held into one fully paid and non-assessable Class A Share. Upon the settling of Mr. Christian’s estate, the Edward K. Christian Trust u/a/d/ December 29, 1998, will be the owner of 965,149 shares of Class A Common Stock, which represents approximately 15.95% of the Company’s outstanding Common Stock when accounting for the conversion of Class B shares to Class A Shares. Michael Dallaire, Esquire (Mr. Christian’s nephew) and Judith A. Christian (Mr. Christian’s spouse) are co-trustees of the trust.

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Compensation of Interim President and Chief Executive Officer Warren S. Lada

As previously reported, the Board appointed Warren S. Lada, a current member of the Board, as Interim President and Chief Executive Officer on August 21, 2022. Effective as of the same date, the Company entered into a letter agreement with Mr. Lada regarding his employment. The letter agreement provides for at will employment and the following compensatory benefits:

●	Beginning August 22, 2022, in consideration for his services and employment as Interim President and Chief Executive officer, Mr. Lada will be paid an annualized base salary of $750,000 payable bi-weekly in accordance with Saga's current payroll policies.
●	At the conclusion of his services as Interim President and Chief Executive Officer, Mr. Lada will be eligible for a discretionary bonus as determined by the Company's Compensation Committee based upon his performance.
●	Mr. Lada will be provided with local transportation at the Company’s expense for up to three days a week to assist in his commute to the Company’s offices in Grosse Pointe.
●	Mr. Lada will be eligible for participation in the Company's benefit plans as an employee upon completion of the eligibility requirements. As a former participant in the Saga Communications Employees’ 401(k) Plan, Mr. Lada will be eligible for re-enrollment in that plan effective immediately.
●	Mr. Lada will also receive reimbursement for all reasonable and documented out of pocket business expenses.

During his tenure as Interim President and Chief Executive Officer Mr. Lada will receive no special compensation for serving on our Board of Directors. A copy of the letter agreement is attached as Exhibit 10.1 and incorporated by reference herein.

Appointment of Interim Board Chairman

Effective August 24, 2022, the Board has acted unanimously to appoint existing board member Gary G. Stevens as Interim Chairman of the Board.

Gary G. Stevens, 82, has been a member of the Company’s Board of Directors since 1995. He most recently served as the Company’s Lead Independent Director. He will continue his service as Chair of our Compensation Committee. Mr. Stevens has served as Managing Director of Gary Stevens & Co. (a media broker) founded in 1988. From 1977 to 1985, Mr. Stevens was Chief Executive Officer of the broadcast division of Doubleday & Co. From 1986 to 1988, Mr. Stevens was a Managing Director of the then Wall Street investment firm of Wertheim, Schroder & Co.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement regarding employment of Warren S. Lada as Interim President and CEO dated August 21, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement regarding employment of Warren S. Lada as Interim President and CEO dated August 21, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: August 25, 2022	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief
Financial Officer